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Exhibit 10.2

                             STOCKHOLDERS' AGREEMENT


         This Agreement (the "Agreement") is entered into as of January 16, 1998, by and among Image Technology Laboratories, Inc. (the "Company"), a Delaware Company with a place of business at 167 Schwenk Drive, Kingston, New York 12401, and David Ryon, M.D., an individual residing at 1122 Barnetgat Lane, Mantoloking, NJ 08738, Carlton T. Phelps, M.D., an individual residing at 284 Indian Lodge Road, Voorheesville, NY 12186, and Lewis M. Edwards, an individual residing at 42 Finger Street, Saugerties, NY 12477, each individually a founder, stockholder and executive employee of the Company (herein referred to individually as a "Stockholder" and collectively as the "Stockholders").

         WHEREAS, the Company has issued and outstanding 20,250 shares of common stock, $.01 par value, as of the date hereof and the Stockholders who are a party hereto each own 6,250 such shares (the shares now owned or hereafter acquired by each individual Stockholder and their respective transferees are referred to herein as the "Shares") and a fourth non-party stockholder owns 2,500 shares;

         WHEREAS, the Stockholders believe it is in the best interests of the Company for their Shares, whether owned by a Stockholder as of the date of this Agreement or subsequently acquired by a Stockholder, to be made available for sale to the Company or the other Stockholders upon the occurrence of certain events in order to insure continuity of management and control of the common stock of the Company;

         WHEREAS, it is deemed to be in the best interests of the Company to restrict the transfer of the Shares in such a manner that the Shares will not be transferred to any person or entity with interests detrimental to the best interests of the Company or its general business strategy and objectives;

         NOW, THEREFORE, in consideration of the mutual covenants, conditions, and agreements herein contained, the Stockholders do mutually covenant and agree as follows:

         1. Restrictions on Transfer.

              (a) Transfers Prohibited. Neither a Stockholder nor a Stockholder's heirs, executors, administrators or permitted assigns, shall pledge, sell, hypothecate, encumber or otherwise transfer any interest in any of his Shares except pursuant to the terms of this Agreement without the prior written consent of all the parties to this Agreement.

              (b) Permitted Transfers. The restrictions on transfer contained in this Section 1 do not apply with respect to transfers of Shares (i) pursuant to applicable laws of descent and distribution (subject to the provisions of Section 3(a) herein); (ii) as a gift without consideration to Stockholder's spouse and descendants (whether natural or adopted); and (iii) to any trust solely for the benefit of Stockholder and/or Stockholder's spouse and descendants; provided in


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each case that each transferee of the Shares first agrees by execution of an
Addendum in the form attached hereto as Exhibit A to be bound by all the terms of this Agreement to the same extent as the Stockholder making the transfer and that each transferring Stockholder first deliver to the Company, unless such delivery is waived by the Company in writing, an opinion of counsel reasonably acceptable in form and substance to the Company (by a counsel reasonably acceptable to the Company) that the proposed transfer may be lawfully made on its intended terms without registration under the Securities Act of 1933. Any transfer of Shares in accordance with this Section 1(b) is a "Permitted Transfer" and any person receiving Shares in a Permitted Transfer is a "Permitted Transferee." Upon making a Permitted Transfer, the Stockholder shall promptly deliver to the Company an Addendum signed by each Permitted Transferee.

              (c) Effect of Prohibited Transfer. The Company shall not be required to transfer on its books any Shares sold or transferred in violation of any of the provisions set forth in this Agreement nor to treat the transferee(s) of such Shares as the owner of such Shares or to pay dividends to the transferee(s) on account of such Shares.

         2. Right of First Refusal.

              (a) Company's First Right of Refusal. If a Stockholder desires to sell his Shares (the "Selling Stockholder") pursuant to a bona fide offer (the "Offer"), the Selling Stockholder shall offer to sell the Shares first to the Company and, if the Company declines to accept the Offer, then to the other Stockholders on the terms and conditions stipulated in such Offer. The Selling Stockholder shall communicate such an Offer by delivering a notice to the Company and each Stockholder by any means demonstrating proof of receipt stating the named and address of the proposed transferee, the price or other consideration to be paid by the proposed transferee, and all other terms or conditions of the proposed sale (the "Notice of Offer"). The Company shall have the first opportunity to accept all or any part of such Offer by delivering a written notice indicating its agreement to repurchase the number of Shares specified therein (a "Notice of Repurchase") to the Selling Stockholder and each other Stockholder, by any means demonstrating proof of delivery to the Stockholders within 30 days of the date the Company received the Notice of Offer.

              (b) Stockholder's Second Right of Refusal. If the Company does not deliver a timely Notice of Repurchase or if it delivers a Notice of Repurchase electing to purchase some but not all of the Shares offered for sale, then any other Stockholder may accept all or any part of the Offer (each an "Repurchasing Stockholder") to the extent that it was not accepted by the Company by delivering a Notice of Repurchase indicating his agreement to purchase the number of Shares specified therein to the Selling Stockholder and each other Stockholder by any means demonstrating proof of delivery within 60 days of the date the Repurchasing Stockholder received the Notice of Offer. If the Repurchasing Stockholders offer to purchase more shares in the aggregate than are available to be purchased after giving effect to the Company's Notice of Repurchase, then each Repurchasing Stockholder shall be limited to repurchasing that number of the Shares available for sale that are in proportion to his then existing stockholder interest in relation to that of the other Repurchasing Stockholders and to the number of shares as to which he accepted the Offer.

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              (c) Sale by Stockholder. The Selling Stockholder shall be free to sell any Shares offered to but not repurchased by the Company and the Repurchasing Stockholders pursuant to their foregoing rights of refusal, provided that (i) the subsequent sale of such Shares shall not be on terms more favorable to the transferee than the terms and conditions stipulated in the Notice of Offer; (ii) the sale of the Shares must be closed no later than 120 days after the mailing of the Notice of Offer to the Company (after which time the Stockholder will again be subject to the provisions of this Section 2 with respect to the Offer); (iii) each transferee of the Shares first executes an Addendum in the form attached hereto as Exhibit A agreeing to be bound by all the terms of this Agreement to the same extent as the Selling Stockholder; and
(iv) the Selling Stockholder first deliver to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (by a counsel reasonably acceptable to the Company) that the proposed transfer may be lawfully made on its intended terms without registration under the Securities Act of 1933, unless delivery of such an opinion is waived in advance by the Company in writing.

              (d) Delivery of the Shares and Payment for the Shares. If the Selling Stockholder receives a timely Notice of Repurchase then no later than 75 days after the date he first delivered the Notice of Offer, the Selling Stockholder shall deliver to the Company all certificates representing the Shares subject to repurchase by hand or by certified mail with return receipt requested duly endorsed in blank or with an executed stock power attached sufficient for transferring ownership of the Shares to the Company and/or the Repurchasing Stockholders, together with a copy of all Notices of Repurchase received. Within 10 days of receiving the certificates, the Company shall (i) deliver to the Selling Stockholder the full amount of the purchase price for the Shares being repurchased by the Company by wire transfer or by certified check or other form of payment acceptable to the Selling Stockholder; and (ii) promptly notify each Repurchasing Stockholder of the fact that its has received certificates representing the Shares being repurchased by them and informing them of the purchase price to be delivered to the Selling Stockholder for the repurchased Shares. Within 10 days of receiving such notice from the Company, each Repurchasing Stockholder shall deliver the full amount of the purchase price to the Selling Stockholder by wire transfer or by certified check or other form of payment acceptable to the Selling Stockholder. Upon receipt of evidence of payment of the repurchase price, the Company shall duly issue certificates to the Repurchasing Stockholders and transfer ownership of the Shares to them on the books of the Company.

         3. Repurchase Options.

              (a) Option to Purchase at Death. Upon the death of a Stockholder (the "Deceased Stockholder"), the Company first, and then the surviving Stockholders, shall have the option to repurchase on a pro rata basis, and the estate of the Deceased Stockholder shall be required to offer for sale, all of the Shares of the Deceased Stockholder owned by the Deceased Stockholder at the time of his death at the Repurchase Price defined in Section 3(c). The estate of the Deceased Stockholder shall communicate its offer to sell the Deceased Stockholder's Shares to the Company and the other Stockholders by registered or certified mail (the "Notice of Offer") within 30 days of the appointment of an administrator or executor for the estate.


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              (b) Company's Option to Purchase at Termination. In the event that a Stockholder's employment with the Company is terminated "for cause" by the Company or by the Stockholder other than "for good reason", the Company (but not the other Stockholders) shall have the option to repurchase, and the Stockholder and his Permitted Transferees shall be required to offer for sale, the Unvested Shares (as defined below) owned by the Stockholder or by Stockholder's Permitted Transferees as of Stockholder's termination, at the Repurchase Price defined
Section 3(c). For purposes of this paragraph, Shares shall be considered
Unvested and subject to the Company's repurchase option according to the following vesting schedule:

                                                              Unvested Shares
              Termination Date                               on Termination Date
              ----------------                               -------------------

              on or before June 30, 1998                          6,250
              on or between July 1 and December 31, 1998          4,687
              on or between January 1 and June 30, 1999           3,124
              on or between July 1 and December 31, 1999          1,562
              on or after January 1, 2000                             0


              (c) Repurchase Price. The Repurchase Price for Shares repurchased pursuant to 3(b) shall be $1.00 per Share. The Repurchase Price for Shares repurchased pursuant to Section 3(a) shall be their fair market value on the date of the Stockholder's death as determined in accordance with this Section 3(c). Within seven days of receipt of a Notice of Repurchase delivered as provided for in Section 3(d), the Board of Directors of the Company (the "Board") shall appoint an appraiser to determine the fair market value of the Shares for purposes of this Section 3 whose determination shall be required with 20 days of such appointment and whose fees shall be paid one-half by the Company and one-half by the estate of the Deceased Stockholder or by the Stockholder and/or his Permitted Transferees. Promptly upon receipt of the appraiser's statement of the Shares' fair market value, the Board shall deliver a Notice of Repurchase Price Determination to the President of the Company and to the estate of the Deceased Stockholder. The appraiser's determination of fair market value shall take into account, among other relevant factors, that price which a willing buyer would pay a willing seller for the Company (neither being under a compulsion to buy nor sell and both being equally informed as to all material information concerning the Company), divided by the number of shares of Common Stock then issued and outstanding, but always without applying a discount because the Shares constitute a minority interest in the Company.

              (d) Option Exercise and Repurchase Procedure. The Company shall exercise its option under Section 3(a) within thirty days of receiving a Notice of Offer by delivering a written Notice of Repurchase to the estate of the Deceased Stockholder with a copy to the Chairman of the Board accompanied by a request for appointment of an appraiser as required by Section 3(c) and to each other Stockholder and any such Stockholder's Permitted Transferees. The Company shall exercise its option under Section 3(b) by delivering a written Notice of Repurchase to the Terminated Stockholder and/or his Permitted Transferees within thirty days of termination of Stockholders employment. In the event that the Company does not exercise its option to repurchase the Shares of a Deceased Stockholder offered pursuant to a Notice of Repurchase


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Offer as provided for herein, or if the Company elects to repurchase only some of the Shares offered for sale, then the other Stockholders may exercise their repurchase option with respect to their pro rata portion of the Shares not repurchased the Company (each a "Repurchasing Stockholder") by delivering a written Notice of Repurchase to the estate of the Deceased Stockholder and to the Company by registered or certified mail no later than sixty days after the date of their receipt of the Notice of Repurchase Offer.

         Within 14 days after receipt of a Notice of Repurchase, the Deceased Stockholder or the Terminated Stockholder and/or his Permitted Transferees (any such, a "Transferring Stockholder") shall tender to the Company at its principal offices the certificate or certificates representing the repurchased Shares, duly endorsed in blank by the transferring stockholder or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of the Shares to the parties specified in the Notice(s) of Repurchase Election. Within 10 days after its receipt of such Shares, the Company and/or the Repurchasing Stockholders shall deliver to the Transferring Stockholder(s) the Repurchase Price for the Shares being repurchased and the Company shall issue a certificate to the Transferring Stockholder(s) for the unpurchased Shares, if any.

         4. Restrictive Legends.

         Each certificate representing the Shares, each certificate representing any Shares transferred to a Permitted Transferee pursuant to Section 1(b), and each certificate representing any Shares transferred pursuant to Section 2 or
Section 4 (other than Shares purchased by the Company) shall bear the following legend, in addition to any other applicable legends, until such time as the applicable restrictions under this Agreement have terminated:

              "The securities represented by this certificate are subject to restrictions on transfer and certain rights of first refusal and repurchase set forth in a Stockholders' Agreement between the issuer (the "Company") and the stockholders named therein dated January 16, 1998, a copy of which may be obtained without charge at the Company's principal place of business by the holder hereof."

         5. Pre-Emptive Rights. Commencing on such date as the Company shall have closed one or more sales of its stock for an aggregate purchase price of $3 million or more, the Company shall, prior to any subsequent proposed issuance by the Company of any of its securities (other than debt securities with no equity feature), offer to each Stockholder by written notice the right, for a period of thirty days, to purchase for cash at an amount equal to the price or other consideration for which such securities are to be issued, a number of such securities so that, after giving effect to such issuance (and the conversion, exercise and exchange into or for, whether directly or indirectly, shares of stock of all such securities that are so convertible, exercisable or exchangeable), such Stockholder will continue to maintain his same proportionate equity ownership in the Company as of the date of such notice (treating each Stockholder, for the purpose of such computation, as the holder of the number of shares of stock which would be issuable to such Stockholder upon conversion, exercise and exchange of all securities held by such Stockholder on the date such offer is made, that are convertible, exercisable or exchangeable into or for, whether directly or indirectly, shares of stock and assuming the like

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conversion, exercise and exchange of all such other securities held by other persons); provided, however, that the participation rights of the Stockholder pursuant to this Section shall not apply to securities issued (a) as a stock dividend or upon any subdivision of shares of stock, provided that the securities issued pursuant to such stock dividend or subdivisions are limited to additional shares of stock, (b) solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, (c) pursuant to the exercise of options to purchase Common Stock granted to employees of the Company or others by vote of the Board of Directors of the Company, or (d) upon the exercise of any right which was not itself in violation of the terms of this Section. The Company's written notice to the Stockholders shall describe the securities proposed to be issued by the Company and specify the number, price and payment terms. Each Stockholder may accept the Company's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the Company prior to the expiration of the aforesaid thirty day period, in which event the Company shall promptly sell and such Stockholder shall buy, upon the terms specified, the number of securities agreed to be purchased by such Stockholder. The Company shall be free at any time prior to ninety days after the date of its notice of offer to the Stockholder, to offer and sell to any third party or parties the remainder of such securities proposed to be issued by the Company (including but not limited to the securities not agreed by the Stockholder to be purchased by them), at a price and on payment terms no less favorable to the Company than those specified in such notice of offer to the Stockholder. However, if such third party sale or sales are not consummated within such ninety days period, the Company shall not sell such securities as have not been purchased within such period without again complying with this Section 5.

         6. Termination of the Agreement. This Agreement shall cease and terminate on the occurrence of any of the following acts or events:

            (a) Cessation of the Company's business, whether by sale of assets, liquidation, or otherwise;

            (b) Mutual agreement of termination between the Company and all the Stockholders who are at that time bound by the terms of this Agreement;

            (c) Closing of an initial public offering of the Company's stock pursuant to a registration statement filed with the Federal Securities and Exchange Commission;

            (d) Bankruptcy, receivership or dissolution of the Company.

         7. Adjustments. If, from time to time during the term of this Agreement, there is any stock dividend or stock split or other change in the character or amount of any of the outstanding securities of the Company, then, in such event, any and all new, substituted or additional securities to which any party is entitled by reason of his ownership of stock shall be immediately subject to the terms of this Agreement and be included in the word "Shares" for all purposes of this Agreement.

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         8. Employment Status. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company to terminate the employment of any party hereto.

         9. Protection of Confidential Information.

              (a) Requirements of Confidentiality. Each person who is now or shall hereafter become a Stockholder subject to this Agreement agrees to hold in trust and confidence for the benefit of the Company any and all Confidential Information received by him or her hereunder and shall not, without the prior written consent of the Company:( i) disclose such Confidential Information to anyone; nor (ii) use such Confidential Information for any purpose except in connection with those activities consistent with the best interest of the Company and all of its stockholders.

              (b) Confidential Information. As used herein, "Confidential Information" means and collectively includes: any intellectual property, confidential business plan, financial data and projections, know-how, trade secrets, recordings, plans, designs, concepts, discoveries, ideas, drawings, photographs, sales and marketing data, pricing and cost information, customer and supplier information and any other technical or business information which is a proprietary and confidential asset of the Company.

         10. Waiver and Legal Representative. The provisions of this Agreement may be waived or modified in any respect with the written consent of the Stockholders and the Company or, in the event of the death or permanent incapacitation of one of the Stockholders, with the written consent of the Company, the surviving Stockholder and the legal representative of the Deceased Stockholder or the incapacitated Stockholder. The legal representative of a Stockholder shall execute and deliver all documents and take all actions necessary or desirable to carry out the activities consistent with the best interest of the Company.

         11. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of actual receipt or three days after having been mailed by first class mail, postage prepaid, or twenty-four hours after having been sent by Federal Express or similar overnight delivery services, as follows: (a) if to a Stockholder, at the address shown on at the head of this Agreement, or to such other person(s) or address(es) as the Stockholder shall have furnished in writing to each other party for this purpose; and (b) if the to Company, at the address shown at the head of this Agreement, Attention: Chairman of the Board of Directors, or to such other person(s) or address(es) as the Company shall have furnished to the Stockholders in writing. Any notice sent to the Company hereunder shall include a copy to: David White, Esq., 65 William Street, Suite 209, Wellesley, MA 02181.

         11. Governing Law and Severability. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. If any provision shall be prohibited by or be invalid under Delaware law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         12. Further Actions. The Stockholders agree to take any and all actions as Stockholders, stockholders, or directors at any time or from time to time, as may be reasonable and necessary to comply with the letter, spirit and tenor of this Agreement.

         13. Binding Effect, Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the Stockholders and their respective heirs and legal representatives, and shall be binding upon, and shall inure to the benefit of, the Company and its successors and assigns. This Agreement shall not be assigned by any of the parties hereto without the prior written consent of all of the parties hereto.

         14. Entire Agreement. This Agreement represents the complete agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings.


         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by its President and the Stockholders have each executed this Agreement, all as of the date first written above.

Image Technology Laboratories, Inc.



By: /s/ David Ryon
    ---------------------------------------------------
     David Ryon, President


STOCKHOLDERS:



     /s/ David Ryon
     --------------------------
     David Ryon



     /s/ Carlton T. Phelps
     --------------------------
     Carlton T. Phelps



     /s/ Lewis M. Edwards
     --------------------------
     Lewis M. Edwards


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                                    EXHIBIT A


                        ADDENDUM TO STOCKHOLDER AGREEMENT



          In accordance with Section __ of the Stockholder Agreement dated January 16, 1998 (the "Agreement") among Image Technology Laboratories, Inc. (the "Company") and the Stockholders as defined therein, the undersigned transferee hereby agrees that in consideration of the transfer of _______ shares of Common Stock to the transferee from ____________________ _______________________________________ (the "Stockholder"), the transferee hereby agrees to enter into and be bound by all the terms and conditions of the Agreement applicable to the transferee as a Stockholder thereunder, including but not limited to the restrictions on transfer and the Company's right of first refusal and repurchase.

TRANSFEREE STOCKHOLDER




By:
          -------------------------------------------
Name:
          -------------------------------------------
Title:
          -------------------------------------------
Date:
          -------------------------------------------